Exhibit 99.1

Policy, Government and Public Affairs Chevron Corporation P.O. Box 6078 San Ramon, CA 94583-0778 www.chevron.com
News Release
FOR IMMEDIATE RELEASE
Chevron Well-Positioned For Future Growth
•	Upstream growth driven by Australian natural gas developments and a deep queue of major capital projects

•	Downstream taking actions to improve returns amid difficult global market conditions
     NEW YORK, NY, March 9, 2010 — Chevron Corporation (NYSE:CVX) enters the decade with an upstream portfolio of major capital projects that uniquely positions the company for future growth, executives said today at a meeting with financial analysts in New York. In the downstream business, executives highlighted plans to improve returns by aggressively lowering costs, exiting markets and streamlining the organization.
     “2009 was an outstanding year, capping a decade of performance improvements achieved through consistency in strategy and execution. We have momentum, an advantaged portfolio and proven capabilities that will continue to deliver value to our stockholders,” said John Watson, Chevron’s chairman and CEO. “Chevron has held a long-term view favoring aggressive upstream investment, and the company is poised for another decade of upstream growth. We expect a substantial production increase mid-decade as our portfolio shifts toward natural gas and Asia.”
     George Kirkland, vice chairman and executive vice president, Global Upstream and Gas, highlighted the strong 2009 performance of the upstream and natural gas business. “Oil and gas production increased 7 percent for the year due to the successful start up and ramp up of major capital projects. This placed us first among competitors. Chevron also had another outstanding year in exploration, continuing its industry-leading performance with a 57 percent success rate in exploratory drilling. We added 1.1 billion barrels of net proved reserves, replacing 112 percent of our production. Over the past 10 years, our reserve replacement exceeds 100 percent.”
     Kirkland also discussed Chevron’s extensive and diverse project queue and future prospects. “Our execution success demonstrates our capability to deliver large-scale, complex projects. This gives us confidence to deliver the next generation of projects, in particular the Gorgon and Wheatstone LNG developments in Australia.” He also noted that over the next three years 25 projects with net Chevron investment of over $1 billion are expected to achieve start up or final investment decision.
     Mike Wirth, executive vice president, Global Downstream, highlighted Chevron’s strong refinery reliability performance, cost reduction efforts and successful market exits achieved during 2009.
     Commenting on plans to deal with a challenging environment, Wirth stated, “Downstream market conditions are likely to be difficult for the next several years. We intend to further concentrate our downstream portfolio in North America and Asia-Pacific. These are markets in which we have our greatest competitive strength. We are also rapidly and aggressively lowering costs, reducing capital spending, improving efficiency and simplifying our organization.”
     Wirth outlined plans to improve returns and further streamline Chevron’s downstream portfolio and organization. The activities include soliciting bids for certain operations in Europe (including the Pembroke refinery), the Caribbean and select Central America markets; reviewing operations in Hawaii and Africa, outside of South Africa; and further reducing the downstream workforce. First quarter 2010 charges for severance are currently estimated to be in the range of $150 million to $200 million on an after-tax basis. Staff reductions will occur through 2011 with about 2,000 positions eliminated this year.
     Pat Yarrington, vice president and chief financial officer, stressed that Chevron’s financial capacity and discipline continue to be a competitive advantage. “We plan to sustain and grow our dividend, fund our deep queue of capital projects, and maintain our financial strength and flexibility. We also expect our cost reduction momentum to continue. In 2009, we lowered our operating expenses by $3.9 billion, or 15 percent.”
     John McDonald, vice president and chief technology officer, explained how the company’s technology strategy underpins business success. “We develop, access and apply technologies critical to our business. Our application of technology is a competitive advantage resulting in increased resource recovery and capture, lower costs and improved yields.”
     Presentations delivered by Watson, Kirkland, Wirth, Yarrington, and McDonald are available at Chevron.com on the Investors page.
     Chevron is one of the world’s leading integrated energy companies, with subsidiaries that conduct business worldwide. The company’s success is driven by the ingenuity and commitment of its employees and their application of the most innovative technologies in the world. Chevron is involved in virtually every facet of the energy industry. The company explores for, produces and transports crude oil and natural gas; refines, markets and distributes transportation fuels and other energy products; manufactures and sells petrochemical products; generates power and produces geothermal energy; provides energy efficiency solutions; and develops the energy resources of the future, including biofuels. Chevron is based in San Ramon, Calif. More information about Chevron is available at www.chevron.com.
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Contact: Lloyd Avram 925 413 5985
Cautionary Statement Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.
This press release of Chevron Corporation contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals, and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Interim Update. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude-oil and natural-gas prices; refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude-oil liftings, the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude-oil and natural-gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude-oil production quotas that might be imposed by the Organization of Petroleum Exporting Countries (OPEC); the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from other pending or future litigation; the company’s future acquisition or disposition of assets and gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, changes in fiscal terms or restrictions on scope of company operations; foreign-currency movements compared with the U.S. dollar; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” on pages 30 through 32 of the company’s 2009 Annual Report on Form 10-K. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed in this Interim Update could also have material adverse effects on forward-looking statements.
U.S. Securities and Exchange Commission (SEC) rules permit oil and gas companies to disclose only proved reserves in their filings with the SEC. Certain terms, such as “total resource base,” “resource replacement,” “long-term reserves,” among others, may be used in this press release to describe certain oil and gas properties that are not permitted to be used in filings with the SEC.